Exhibit-16.b

December 19, 2001

Mr. Jean Francois Amyot
Executive
Frefax, Inc.
1255 Peel Street, Ste 550
Montreal, Quebec H3B 1T

Dear Mr. Amyot:

This is to confirm that the client-auditor relationship between Frefax, Inc. (Commission File #000-29915) and Massella Rubenstein LLP has ceased.

Very truly yours,





/s/ Massella Rubenstein
-----------------------
Massella Rubenstein, LLP



Cc: (Via Facsimile - 202-942-9582)
Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission Mail Stop 0410
450 Fifth Street, N.W.
Washington, DC 20549
Attn: Louise Dorsey